UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         ArvinMeritor, Inc. announced today that James D. Donlon, III has been elected to the position of Senior Vice President and Chief Financial Officer, effective April 1, 2005. Mr. Donlon served in the position of senior vice president and chief financial officer for Kmart Corporation, a discount retailer, from January 2004 until March 2005. From 1998 until 2003, he was senior vice president and controller for the Chrysler Group at DaimlerChrysler Corporation, an automotive company. An employment agreement between Mr. Donlon and ArvinMeritor will be described in and filed as an exhibit to a subsequent Form 8-K when the terms have been finalized.

Rakesh Sachdev, Vice President and Controller, ArvinMeritor’s chief accounting officer, had been overseeing financial functions on an interim basis pending election of a chief financial officer. Mr. Sachdev has been named to the position of Senior Vice President, Corporate Strategy, effective April 1, 2005. He will continue to act as ArvinMeritor’s controller and principal accounting officer on an interim basis until a successor is named.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Bonnie Wilkinson
Bonnie Wilkinson
Vice President and Secretary

Date: March 28, 2005